Securities and Exchange Commission

                             Washington, D.C. 20549

                                    Form 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 10, 1998





                      HANOVER MARRIOTT LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)



  Delaware                         0-24465                       52-1482649
(State or other           (Commission File Number)            (I.R.S.Employer
jurisdiction of                                             Identification No.)
incorporation or
organization)


  10400 Fernwood Road, Bethesda, MD                                20817
(Address of principal executive office)                          (Zip Code)


        Registrant's telephone number, including area code: 301-380-2070













===============================================================================

ITEM 5.   OTHER EVENTS

Hanover Marriott Limited Partnership (the "Partnership") is one of eight limited partnerships which is included in a proposed acquisition by merger into subsidiaries of Host Marriott, L.P., as described in the preliminary Prospectus/Consent Solicitation Statement as filed with the Securities and Exchange Commission on Form S-4 (SEC File No. 333-55807) on June 2, 1998, as amended. On September 10, 1998, the General Partner sent to the Limited Partners of the Partnership a letter to inform them that September 18, 1998 will be the record date for voting in the forthcoming consent solicitation. Those limited partners whose ownership is reflected on the records of the General Partner as of September 18, 1998 will be eligible to vote on the merger and proposed amendments to the partnership agreement of the Partnership. Such letter is being filed as an exhibit to this Current Report on Form 8-K.



ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

              (c)     Exhibits

99.1 Letter from the General Partner to the Limited Partners of the Partnership, dated September 10, 1998.

                             SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                             HANOVER MARRIOTT
                             LIMITED PARTNERSHIP

                             By:     MARRIOTT HANOVER HOTEL CORPORATION
                             General Partner



September 16, 1998            By:      /s/ Earla L. Stowe
                                       --------------------------------------
                              Name:      Earla L. Stowe
                              Title: Vice President and Chief Accounting Officer

                                  EXHIBIT INDEX

Exhibit No.:                              Description:
99.1                                      Letter from the General Partner to the
                                          Limited Partners of the Partnership,
                                          dated September 10, 1998

                                                                  EXHIBIT 99.1

September 10, 1998



Dear Limited Partner:

       Subject: Record Date for Voting in Forthcoming Consent Solicitation
                              is September 18, 1998

As previously reported, Host Marriott Corporation ("Host Marriott"), parent company of the General Partner of the Partnership, announced on April 17, 1998 that its Board of Directors authorized Host Marriott to restructure its business operations to qualify as a real estate investment trust ("REIT"). Host Marriott currently anticipates that the restructuring will become effective as of January 1, 1999. As part of the REIT conversion, Host Marriott formed a new operating partnership (the "Operating Partnership") through which the REIT will conduct its full-service lodging business. The Operating Partnership expects to propose a merger with certain Host Marriott full-service hotel partnerships and joint ventures, including this Partnership. Limited Partners would receive limited partnership units in the Operating Partnership that they could retain or exchange for either Common Shares of the REIT or a Note of the Operating Partnership.

In connection with the merger, the Operating Partnership and the REIT have filed a Registration Statement on Form S-4 with the Securities and Exchange Commission, which has not yet been declared effective. The Record Date is being provided to you at this time for information purposes only. This letter is not intended to provide you with the information you will need in order to make a decision regarding this transaction and does not constitute solicitation of a consent or offer of a security. Limited Partners will have an opportunity to vote on this Partnership's participation in the merger and certain amendments to this Partnership's partnership agreement in connection with a prospectus/consent solicitation statement currently expected to be mailed later this month.

Those Limited Partners whose ownership is reflected on the records of the General Partner as of September 18, 1998 will be eligible to vote on the merger and the proposed amendments. All transfer documents received by our Transfer Agent prior to September 18, 1998 will be transferred and a confirmation statement will be mailed within approximately five business days. If you have any questions regarding a transfer in process, you may contact the General Partner at 301/380-2070 or our Transfer Agent at 800/797-6812.

Sincerely yours,

MARRIOTT HANOVER HOTEL CORPORATION
General Partner

/s/ Bruce F. Stemerman

Bruce F. Stemerman
President